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2728 N. Harwood Street Suite 500 Dallas, TX 75201	214.745.5000 office 214.745.5390 fax winstead.com

May 21, 2026

Phunware Inc.

1002 West Avenue

Austin, Texas 78701

Ladies and Gentlemen:

We have acted as counsel to Phunware Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”), relating to the registration of the sale of:

(i)	shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”);

(ii)	shares of the Company’s preferred stock, $0.0001 par value per share (“Preferred Stock”);

(iii)	warrants to purchase shares of Common Stock and Preferred Stock (“Warrants”); and

(iv)

units comprised of one or more of the following: shares of Common Stock, shares of Preferred Stock or Warrants in any combination (“Units,” and together with the Common Stock, the Preferred Stock and the Warrants, the “Shelf Securities”);

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate offering price not to exceed $200,000,000.

We have also acted as counsel to the Company in connection with the offering and sale of shares of the Company’s Common Stock having an aggregate offering price of up to $15,300,000 (the “Sales Agreement Shares”) through or to The Benchmark Company, LLC and StoneX Financial Inc., as sales agents (the “Sales Agents”), pursuant to the terms of an Equity Distribution Agreement by and among the Company and the Sales Agents (the “Sales Agreement”). The prospectus for the offer and sale of the Sales Agreement Shares is included in the Registration Statement (as may be amended or supplemented, the “Sales Agreement Prospectus”).

The Shelf Securities and the Sales Agreement Shares are collectively referred to herein as the “Securities.”

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Base Prospectus, (iii) the Sales Agreement Prospectus, (iv) the Sales Agreement (v) the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Company, as currently in effect; (vi) the Amended and Restated

Phunware Inc.

May 21, 2026

Bylaws (the “Bylaws”) of the Company, as currently in effect; and (vii) such other records, certificates and documents as we have deemed appropriate or necessary for the purposes of this opinion. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity with the originals of all documents submitted to us as copies; (v) the accuracy and completeness of all corporate records and documents made available to us by the Company and (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinions stated herein. We have relied as to factual matters upon a certificate from an officer of the Company and certificates and other documents from public officials and government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents.

With respect to our opinions as to the Securities, we have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable prospectus supplement filed in connection therewith (each a “Prospectus Supplement”); (iii) with respect to shares of Common Stock offered, there will be sufficient shares of Common Stock authorized under the Company’s Certificate of Incorporation and not otherwise reserved for issuance and (iv) with respect to the shares of Preferred Stock offered, the Board of Directors of the Company shall have adopted one or more certificate(s) of designation governing one of more series of Preferred Stock and there will be sufficient shares of Preferred Stock authorized under the Company’s Certificate of Incorporation and designated under such certificate(s) of designation and not otherwise reserved for issuance.

With respect to our opinions as to the Shelf Securities, we have also assumed that (i) a Prospectus Supplement, if required, will have been delivered and filed with the SEC describing the Securities offered thereby; (ii) a definitive purchase, underwriting or similar agreement with respect to any Shelf Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will have been filed either as an exhibit to an amendment to the Registration Statement or incorporated by reference therein; (iii) any Shelf Securities issuable upon conversion, exchange or exercise of any Shelf Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (iv) any warrant agreement relating to the Warrants or unit agreement relating to the Units will, in each case, be governed by and construed in accordance with the laws of the State of Texas and will constitute a valid and binding obligation of each party thereto other than the Company.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. All requisite action necessary to make the shares of Common Stock (other than the Sales Agreement Shares) to be issued under the Registration Statement validly issued, fully paid and nonassessable will have been taken when: (a) the Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, has adopted appropriate resolutions to authorize the issuance and sale of the Common Stock; (b) the terms of the Common Stock and of the issuance and sale of the

Phunware Inc.

May 21, 2026

shares of Common Stock have been established so as not to violate the Certificate of Incorporation or Bylaws of the Company or any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company; and (c) such shares of Common Stock have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

2. All requisite action necessary to make the shares of Preferred Stock to be issued under the Registration Statement validly issued, fully paid and nonassessable will have been taken when: (a) the Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, has adopted appropriate resolutions to establish the powers, designations, preferences and relative participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, if any, and other terms of such shares of Preferred Stock (each a “Certificate of Designation”) as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to the Preferred Stock, and to authorize the issuance and sale of such shares of Preferred Stock; (b) a Certificate of Designation with respect to the powers, designations, preferences and relative participation, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, if any, and other terms of such shares of Preferred Stock has been filed with the Secretary of State of the State of Delaware in the form and manner required by law; (c) the terms of the Preferred Stock and of the issuance and sale of the shares of Preferred Stock have been established so as not to violate the Certificate of Incorporation or Bylaws of the Company or any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company; and (d) the shares of Preferred Stock have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

3. All requisite action necessary to make any Warrants valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, will have been taken when: (a) the Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, has taken action to approve and establish the terms and form of the Warrants and the documents, including any warrant agreements, evidencing and used in connection with the issuance and sale of the Warrants, and to authorize the issuance and sale of such Warrants; (b) the terms of such Warrants and of their issuance and sale have been established so as not to violate the Certificate of Incorporation, Bylaws or any applicable Certificate of Designation of the Company or any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company; (c) any such documents, including any such warrant agreements have been duly executed and delivered by the parties thereto; (d) such Warrants have been duly executed and delivered in accordance with the terms and provisions of the applicable warrant agreement; and (e) such Warrants have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

Phunware Inc.

May 21, 2026

4. All requisite action necessary to make any Units valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, will have been taken when: (a) the Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, has taken action to approve and establish the terms and form of the Units and the documents, including any unit agreements, evidencing and used in connection with the issuance and sale of the Units, and to authorize the issuance and sale of such Units; (b) the terms of such Units and of their issuance and sale have been established so as not to violate the Certificate of Incorporation, Bylaws or any applicable Certificate of Designation of the Company or any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company; (c) any such unit agreements have been duly executed and delivered by the parties thereto; (d) such Units have been duly executed and delivered in accordance with the terms and provisions of the applicable unit agreement; and (e) such Units have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

5. With respect to the Sales Agreement Shares, the Sales Agreement Shares have been duly authorized for issuance, and when issued and delivered by the Company and paid for pursuant to the terms of the Sales Agreement, the Sales Agreement Shares will be validly issued, fully paid and nonassessable.

Our opinions herein are expressed solely as to the Delaware General Corporation Law (including, to the extent applicable, Delaware statutory and constitutional provisions and reported judicial decisions interpreting these laws), the laws of the United States and, as to the Warrants and Units constituting valid, legal and binding obligations of the Company, solely with respect to the laws of the State of Texas and the Delaware General Corporation Law. We express no opinion as to the laws of any other jurisdiction. The opinion expressed herein is given as of this date, and we do not undertake to supplement this opinion with respect to any events or changes occurring subsequent to the date of this letter. The opinion expressed in this letter is provided as a legal opinion only and not as any guarantee or warranty of the matters discussed herein, and such opinion is strictly limited to the matters stated herein, and no other opinion may be implied therefrom.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Winstead PC